UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(Amendment No. )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Triangle Capital Corporation
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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The following communication was sent to certain stockholders beginning on or around June 28, 2018.
Investor Alert
For Triangle Capital Corporation Stockholder

An important Special Meeting of Triangle Stockholders to be held July 24, 2018

Your Participation is Needed

The Board of Directors of Triangle Capital Recommends that you vote "FOR" the Following Proposals:

1. To approve the Asset Purchase Agreement dated April 3, 2018.
2 To approve the sale of $150 million worth of shares of common stock to Barings LLC.
3. To approve the investment advisory agreement naming Barings as the investment adviser.
4. To authorize the Company to be subject to a reduced asset coverage ratio requirement of at least 150%.
5. To approve a non-binding payment of an estimated $17.2 million in payments to its executive officers.
6. To approve the adjournment of the Special Meeting.

What do you need to do?

To support the Board of Directors’ recommendations, you must vote your shares without delay. You can vote your shares by calling Alliance Advisors toll free today at (888) 991-1291

Triangle Capital Corporation Stockholders

Your Proxy Vote is Needed

As a valued stockholder, you should have already received a packet of informaton about the upcoming Special Stockholder Meeting on July 24 along with an explanation of the proposals that sstockholders are being asked to consider

But You Have Not Voted - yet

The Company's Board of Directors is recommending that you support Proposals 1 through 6. Your support "For" these proposals will help Triangle implement important strategic initiatives.

The approval of Proposal 2 will provide the Company’s stockholders a cash payment of $1.78 for each share of Triangle Capital Corporation Common Stock.

Don't Wait Until it's Too Late. Act Now: Vote "For" proposals 1 thru 6 today by calling a proxy vote specialist at (888) 991-1291

A good partner understands your strengths.
A great partner becomes one of them.®

Cautionary Statement Regarding Forward-Looking Statements
This communication contains “forward-looking” statements, including statements regarding the proposed transactions. All statements, other than historical facts, including but not limited to statements regarding the expected timing of the closing of the proposed transactions; the ability of the parties to complete the proposed transactions considering the various closing conditions; the expected benefits of the proposed transactions such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of Triangle following completion of the proposed transactions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, those risk factors detailed in Triangle’s definitive proxy statement on Schedule 14A, filed with the SEC on June 1, 2018 (the “Proxy Statement”), and from time to time in Triangle’s reports filed with the SEC, including Triangle’s annual report on Form 10-K for the year ended December 31, 2017, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC.

Any forward-looking statements speak only as of the date of this communication. Triangle does not undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Investors are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It
In connection with the special meeting of stockholders and the proposed transactions described herein, Triangle filed the Proxy Statement with the SEC, which was first mailed to Triangle’s stockholders on or about June 1, 2018. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO OR OTHER RELEVANT DOCUMENTS THAT HAVE BEEN OR WILL BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT TRIANGLE, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and security holders will be able to obtain the Proxy Statement and other documents filed with the SEC by Triangle, free of charge, from the SEC’s website at www.sec.gov and from Triangle’s website at www.TCAP.com. Investors and security holders may also obtain free copies of t he Proxy Statement and other documents filed with the SEC from Triangle by contacting its Investor Relations Department at 919-747-8615.